Exhibit 10.3
EXECUTION VERSION
STAND-ALONE STOCK OPTION AGREEMENT
This Agreement is dated as of January 8, 2008 and is entered into by and between Westwood One, Inc. (“Westwood” or “Company”) and Thomas F.X. Beusse (“Participant”). The Company grants a Non-Qualified Stock Option (a “Stock Option” herein) to purchase shares of the Common Stock, $.01 par value per share, of the Company (“Common Stock”) as set forth below. A summary is set forth in the attached Exhibit “A” which is incorporated by this reference.
This Stock Option is granted to the Participant on a stand-alone basis outside the Company’s 2005 Equity Compensation Plan, as amended (the “Plan”), as a material inducement for the Participant to accept the position of Chief Executive Officer and enter the Employment Agreement (as defined in Paragraph 1 hereof). Notwithstanding the foregoing, it is intended that all of the terms and conditions of the Plan that would otherwise have been applicable to this Stock Option had this Stock Option been granted under the Plan (except as otherwise expressly provided herein) be applicable to this Stock Option, and accordingly, references to the Plan are made herein for such purpose.
The parties agree to the following terms and conditions:
1.
Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement will have the meanings as set forth in the Plan; provided, however, that the term “Change in Control” for all purposes of this Agreement shall have the meaning set forth in the employment agreement by and between the Company and the Participant dated January 8, 2008 (the “Employment Agreement”).

2.
Grant of Stock Option. The Company grants to Participant a Stock Option of the type set forth in Exhibit “A” to purchase all or part of 500,000 shares of Common Stock at the price of $1.63 per share subject to the terms and conditions of the Plan. The number of shares subject to such Stock Option and the price per share are subject to adjustment in certain events as provided in the Plan.

3.
Term of Stock Option. Unless otherwise terminated pursuant to this Agreement or the Plan, this Stock Option will expire as provided in Paragraph 6 hereof. However, expiration will not occur later than ten years from the date of grant.

4.
Vesting of Stock Option. The Stock Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Stock Option pursuant to the vesting schedule set forth in Exhibit “A”, subject to Paragraphs 6, 7 and 12 hereof. The minimum number of shares of Common Stock for which this Stock Option may be exercisable at any one time is one hundred (100), unless the number of shares exercisable thereunder is less than one hundred (100). The Stock Option may only be exercised by the Participant (or by his or her guardian or legal representative), except as provided in Subparagraph 6.A. hereof in the case of the Participant’s death.

5.
Manner of Exercise. This Stock Option may be exercised in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit “B” attached to this Agreement stating the number of shares with respect to which the Stock Option is being exercised. The Company will have no obligation upon exercise of any Stock Option, until payment has been received by the Company for all sums due with respect to such exercise, including the Participant’s federal and state income taxes. Shares of Common Stock purchased upon the exercise of this Stock Option must be paid for in full by one or a combination of the following methods: (i) by cash, certified or cashier’s check, bank draft or money order payable to the order of the Company, (ii) in shares of Common Stock which have been held by Participant for a period of at least six (6) calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of shares and a cash, certified or cashier’s check, bank draft or money order payable to the order of the Company and such shares, or (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on the New York Stock Exchange, any other national securities exchange, the Nasdaq Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Exercise Price.

6.	Termination.
A.
Upon the Participant’s Termination all then vested Stock Options shall remain exercisable as follows, but in no event later than ten years after the grant date: (i) three years in the event of the Participant’s Retirement; (ii) one year in the event of the Participant’s death (in which case the Participant’s estate or legal representative may exercise such Option) or (iii) three months for any other Termination (other than for Cause). Notwithstanding the foregoing, in the event of the Participant’s Termination by the Company without Cause or by the Participant for “Good Reason” (as defined in the Employment Agreement) prior to the first anniversary of the date hereof, this Stock Option shall become vested and exercisable as to one-third (1/3) of the then unvested portion of this Stock Option as of the date of such Termination, and shall remain exercisable following such Termination for a period that is the longer of (x) the date of Termination through the first anniversary of the date hereof and (y) 90 days from the date of Termination.

B.	Upon the Participant’s Termination for Cause, all outstanding Stock Options (whether vested or unvested) shall immediately terminate upon such Termination.
C.	Stock Options that are not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

7.
Change in Control. This Stock Option shall be subject to the provisions of Section 12 of the Plan (except with respect to the definition of Change in Control as provided in Paragraph 1 hereof for purposes of the accelerated vesting in this Paragraph 7) and, to the extent then unvested, shall become fully vested and immediately exercisable upon a Termination of the Participant’s employment by the Company without Cause or by the Participant for Good Reason during the 24-month period following a Change in Control, and shall remain exercisable following such Termination for the period specified under Subparagraph 6.A. hereof.

8.
Assignment or Transfer. This Stock Option is not: (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise; (ii) subject to execution, attachment or any legal or quasi-legal process similar to execution or attachment; or (iii) transferable other than by (x) will or by the laws of descent and distribution, or (y) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended or Title I of ERISA, or rules thereunder.

9.
No Rights as Stockholder. The Participant, and any beneficiary or other person claiming under or through him or her, will not have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to this Stock Option except as to such shares of Common Stock, if any, as have been previously sold, issued or transferred to him or her.

10.
Modification and Termination. The rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Participant acknowledges receipt of a copy of the Plan by signing and returning a copy of this Agreement to the Company. Except as otherwise provided in the Plan, no amendment or discontinuance of the Plan will adversely affect this Stock Option, except with the consent of the Participant. No modification of this Agreement may be made other than in a writing signed by the Company and the Participant.

11.
Investment Representation. An investment representation is required in the event Company does not have in effect, at the time this Stock Option is exercised, a prospectus and a registration statement relating to the shares issuable upon exercise of this Stock Option pursuant to the requirements of the Securities Act of 1934, as amended and the Securities laws of the Participant’s state of residence. In such event, Participant hereby represents and agrees that Participant will acquire the shares upon exercise of this Stock Option for investment and not with a view to sale or resale and will comply with all applicable laws with regard to resale, including, but not limited to, Rule 144(d) promulgated by the United States Securities and Exchange Commission. If the Participant is a California resident, Participant also agrees to comply with the requirements of the California Corporate Securities Law of 1968.

12.
Six (6) Month Holding Period. A Participant is prohibited from selling or otherwise disposing of shares of Common Stock received upon the exercise of this Stock Option within six (6) months from the date the Stock Option is granted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

WESTWOOD ONE, INC.		PARTICIPANT

By:		By:

	(Signature)		(Signature)

Name:		Name:

	(Type or Print)		(Type or Print)

Title:		Date:

Date:

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED A COPY OF THE PLAN.

By:

Thomas F.X. Beusse

Date:

EXHIBIT “A”

1.	Participant:	Thomas F.X. Beusse

2.	No. of shares of Common Stock subject to the Stock Option Granted:	500,000

3:	Exercise Price:	$1.63

4.	Type of Option Granted (Incentive/Non-Qualified):	Non-Qualified

5.	Date of Grant:	January 8, 2008

6.	Vesting Schedule:	Except as provided in Paragraphs 6 and 7 of the Agreement, this Stock Option shall vest in three equal annual installments on each of January 8, 2009, 2010 and 2011, subject to the Participant’s continued service with the Company on each applicable vesting date.

7.	Expiration Date:	10 years after the grant date, subject to earlier termination as provided in the Agreement.

EXHIBIT “B”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Option)
TO: Westwood One, Inc. (“Westwood” or “Company”)
The undersigned, the holder of a Stock Option to purchase                shares of the Company’s Common Stock pursuant to the enclosed Stock Option Agreement dated               , hereby irrevocably elects to exercise the purchase rights represented by the Stock Option and to purchase thereunder                     *shares of Common Stock and herewith encloses a certified or cashier’s check in the amount of $                and/or                shares of the Company’s Common Stock in full payment of the exercise price and all federal and state income taxes required to be paid in connection with the purchase of such shares.
Dated:

By:

(Signature must conform in all respects to name of holder as specified on the face of the Option).

Name:

(Print or Type)

(Address)

(Social Security Number)